Houlihan Lokey Reports Third Quarter Fiscal 2018 Financial Results

– Record Third Quarter Fiscal 2018 Revenue of $259 million, up 5% Year-Over-Year –
– Third Quarter Fiscal 2018 Diluted EPS of $0.93, up 82% Year-Over-Year –
– Adjusted Third Quarter Fiscal 2018 Diluted EPS of $0.69, up 21% Year-Over-Year –
– Announces Dividend of $0.20 per Share for Fourth Quarter Fiscal 2018 –

LOS ANGELES and NEW YORK - January 29, 2018 - Houlihan Lokey, Inc. (NYSE:HLI) (“Houlihan Lokey”, the “Company”), the global investment bank, today reported financial results for its third quarter ended December 31, 2017. For the third quarter, total revenue grew 5% to a record $259 million, compared with $248 million for the third quarter ended December 31, 2016.
Net income grew 81% to $62 million, or $0.93 per diluted share, for the third quarter ended December 31, 2017, compared with $34 million, or $0.51 per diluted share, for the third quarter ended December 31, 2016. Adjusted net income for the third quarter ended December 31, 2017 grew 20% to $46 million, or $0.69 per diluted share, compared with $38 million, or $0.57 per diluted share, for the third quarter ended December 31, 2016.
"We are pleased to report the highest quarterly revenues in our firm's history. This was achieved with all three of our business segments reporting an increase in quarterly revenues when compared to the same period last year. In calendar 2017, we were once again ranked as the #1 M&A advisor for all U.S. transactions under $1 billion and the #1 global financial restructuring advisor both in terms of number of transactions and value. We are optimistic about the current business climate and the opportunities that exist for the firm. We believe that tax reform will be net positive for our clients, our business and our shareholders,” stated Scott Beiser, Chief Executive Officer of Houlihan Lokey.

Selected Financial Data
(Unaudited and in thousands, except per share data)

	U.S. GAAP
	Three Months Ended December 31,		Nine Months Ended December 31,
	2017	2016	2017	2016
Fee revenue	$258,937	$247,680	$718,611	$614,991
Operating expenses:
Employee compensation and benefits	174,308	164,971	481,112	411,677
Non-compensation expenses	30,144	25,886	82,815	78,653
Total operating expenses	204,452	190,857	563,927	490,330
Operating income	54,485	56,823	154,684	124,661
Other (income) expense, net	(632)	1,084	(2,338)	2,741
Income before provision for income taxes	55,117	55,739	157,022	121,920
Provision/(benefit) for income taxes	(6,466)	21,759	22,838	47,653
Net income attributable to Houlihan Lokey, Inc.	$61,583	$33,980	$134,184	$74,267

Diluted net income per share of common stock	$0.93	$0.51	$2.02	$1.11

Revenues

For the third quarter ended December 31, 2017, total fee revenue grew 5% to $259 million from $248 million for the third quarter ended December 31, 2016. For the quarter, Corporate Finance ("CF") revenues increased 5%, Financial Restructuring ("FR") revenues increased 4%, and Financial Advisory Services ("FAS") revenues increased 4% when compared with the third quarter ended December 31, 2016.

Expenses

The Company’s employee compensation and benefits and non-compensation expenses during the periods presented and described below are on a GAAP, an adjusted, and an adjusted awarded basis, as appropriate.

(Unaudited and in thousands)

	Three Months Ended December 31,
	U.S. GAAP		Adjusted (Non-GAAP)*
	2017	2016	2017	2016
Expenses:
Employee compensation and benefits	$174,308	$164,971	$164,423	$158,516
% of Revenues	67.3%	66.6%	63.5%	64.0%
Non-compensation expenses	$30,144	$25,886	$28,869	$25,886
% of Revenues	11.6%	10.5%	11.1%	10.5%
Total operating expenses	$204,452	$190,857	$193,292	$184,402
% of Revenues	79.0%	77.1%	74.6%	74.5%

Adjusted awarded employee compensation and benefits			$168,307	$162,233
% of Revenues			65.0%	65.5%

(Unaudited and in thousands)

	Nine Months Ended December 31,
	U.S. GAAP		Adjusted (Non-GAAP)*
	2017	2016	2017	2016
Expenses:
Employee compensation and benefits	$481,112	$411,677	$458,615	$392,216
% of Revenues	67.0%	66.9%	63.8%	63.8%
Non-compensation expenses	$82,815	$78,653	$81,540	$78,653
% of Revenues	11.5%	12.8%	11.3%	12.8%
Total operating expenses	$563,927	$490,330	$540,155	$470,869
% of Revenues	78.5%	79.7%	75.2%	76.6%

Adjusted awarded employee compensation and benefits			$469,393	$401,900
% of Revenues			65.3%	65.4%

*Note: The adjusted and adjusted awarded figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Total operating expenses were $204 million for the third quarter ended December 31, 2017, an increase of 7% when compared with $191 million in operating expenses for the third quarter ended December 31, 2016. Employee compensation and benefits expenses were $174 million for the third quarter ended December 31, 2017, compared with $165 million for the third quarter ended December 31, 2016. The increase in employee compensation and benefits expenses was primarily a result of the growth in revenues for the quarter.

Total adjusted operating expenses were $193 million for the third quarter ended December 31, 2017, an increase of 5% when compared with $184 million in adjusted operating expenses for the third quarter ended December 31, 2016. Adjusted employee compensation and benefits expenses were $164 million for the third quarter ended December 31, 2017, compared with $159 million for the third quarter ended December 31, 2016. The increase in adjusted employee compensation and benefits expenses were primarily a result of the growth in revenues for the quarter. This resulted in an adjusted compensation ratio of 63.5% for the third quarter ended December 31, 2017, compared with 64.0% for the third quarter ended December 31, 2016.

Non-compensation expenses were $30 million for the third quarter ended December 31, 2017, compared with $26 million for the third quarter ended December 31, 2016, an increase of 16%. Non-compensation expenses increased primarily as a result of higher general operating expenses during the third quarter ended December 31, 2017. Adjusted non-compensation expenses were $29 million for the third quarter ended December 31, 2017, compared with $26 million for the third quarter ended December 31, 2016, an increase of 12%. Adjusted non-compensation expenses increased primarily as a result of higher general operating expenses during the third quarter ended December 31, 2017.

The provision/(benefit) for income taxes was $(6) million, representing an effective tax rate of (12)% for the third quarter ended December 31, 2017, compared with $22 million, representing an effective tax rate of 39% for the third quarter ended December 31, 2016. The significant decrease in the effective tax rate was a result of (i) the Tax Cuts and Jobs Acts (the "Tax Act") that was enacted into law in December 2017 that resulted in a lower effective federal tax rate; the re-measurement of deferred tax assets and liabilities based on the new tax rate; and a one-time deemed repatriation tax on foreign earnings, and (ii) the positive difference between the price of the stock at the time of vesting in October 2017 (accelerated from April/May 2018) and our stock price at the time of grant for the shares that vested. The adjusted provision for income taxes was $21 million, representing an adjusted effective tax rate of 31% for the third quarter ended December 31, 2017, compared with $24 million, representing an adjusted effective tax rate of 39% for the third quarter ended December 31, 2016. The decrease in the adjusted effective tax rate was a result of a lower statutory federal tax rate per the Tax Act.

Segment Reporting for the Third Quarter

For the third quarter ended December 31, 2017, Corporate Finance revenue grew 5% to $129 million, compared with $123 million during the third quarter ended December 31, 2016. The growth in revenues was driven by an increase in the number of closed transactions. CF closed 54 transactions in the third quarter ended December 31, 2017, versus 50 transactions in the third quarter ended December 31, 2016. Segment profit equaled $34 million for the third quarter ended December 31, 2017, compared with $40 million for the third quarter ended December 31, 2016. Segment profitability decreased primarily as a result of higher employee compensation and benefits as a percentage of revenues when compared to the same quarter of the prior year.

(Unaudited and $ in thousands)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2017	2016	2017	2016
Corporate Finance
Revenues	$129,002	$123,240	$398,822	$319,483
Segment Profit¹	33,903	40,423	129,689	91,517
# of MDs	95	90	95	90
# of Closed Transactions	54	50	170	154
For the third quarter ended December 31, 2017, Financial Restructuring revenue grew 4% to $94 million, compared with $90 million during the third quarter ended December 31, 2016. The growth in revenues was driven primarily by a significant increase in the average transaction fee per closed transaction. FR closed 19 transactions in the third quarter ended December 31, 2017, versus 23 transactions in the third quarter ended December 31, 2016. Segment profit was $33 million for the third quarter ended December 31, 2017, compared with $25 million for the third quarter ended December 31, 2016, an increase of 33%. The increase in profitability was primarily a result of lower employee compensation and benefits expenses as a percentage of revenues when compared to the same quarter last year.

(Unaudited and $ in thousands)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2017	2016	2017	2016
Financial Restructuring
Revenues	$94,160	$90,180	$216,470	$203,372
Segment Profit¹	32,777	24,664	51,352	55,542
# of MDs	42	42	42	42
# of Closed Transactions	19	23	51	45
For the third quarter ended December 31, 2017, Financial Advisory Services revenue grew 4% to $36 million, compared with $34 million in the third quarter ended December 31, 2016. Revenues for FAS increased primarily as a result of strong performance by our transaction advisory and portfolio valuation businesses, and our intellectual property business continues to grow. Segment profit was $6 million for the third quarter ended December 31, 2017, compared with $9 million for the third quarter ended December 31, 2016. Segment profitability decreased primarily as a result of higher employee compensation and benefits and increased non-compensation expenses when compared to the same quarter last year.

(Unaudited and $ in thousands)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2017	2016	2017	2016
Financial Advisory Services
Revenues	$35,774	$34,260	$103,319	$92,136
Segment Profit¹	5,585	8,506	20,777	21,776
# of MDs	37	34	37	34
# of Fee Events[2]	537	517	1,071	950

1.
We adjust the compensation expense for a business segment in situations where an employee residing in one business segment is performing work in another business segment where the revenues are accrued. We account for the compensation expense in the business segment where the employee resides.

2.	A Fee Event includes any engagement that involves revenue activity during the measurement period based on a revenue minimum of $1,000 (one thousand dollars).

Balance Sheet and Capital Allocation

The Board of Directors of the Company declared a regular quarterly cash dividend of $0.20 per share of Class A and Class B common stock. The dividend will be payable on March 15, 2018 to stockholders of record as of the close of business on March 2, 2018.

During the third quarter ended December 31, 2017, the Company accelerated the vesting of 1.7 million shares of common stock, and as a result of tax withholding associated with this acceleration, the Company retired 806,248 shares of common stock at an average price of $41.28 per share for a total cost of $33.3 million.

As of December 31, 2017, the Company had $330 million of cash and cash equivalents and investment securities, and loans payable aggregating $12 million.

Investor Conference Call and Webcast

The Company will host a conference call and live webcast at 5:00 p.m. Eastern Daylight Time on Monday, January 29, 2018, to discuss its third quarter fiscal year 2018 results. The number to call is 1-800-239-9838 (domestic) or 1-323-794-2551 (international). A live webcast will be available in the Investor Relations section of the Company’s website. A replay of the conference call will be available on January 29, 2018 through February 5, 2018, by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the passcode 7775356#. A replay of the webcast will be archived and available on the Company’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. For a further description of such factors, you should read the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

Adjusted net income, total and on a per share basis, and adjusted operating expenses are presented and discussed in this earnings press release and are non-GAAP measures that management believes, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results. Adjusted net income and adjusted operating expenses remove the significant accounting impact of one-time charges associated with the Company’s IPO and other matters, as set forth in the tables at the end of this release.

Adjusted net income and adjusted operating expenses as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies. Additionally, adjusted net income is not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative to the Company’s financial information determined under GAAP. For a description of the Company’s use of adjusted net income and a reconciliation with net income, as well as a reconciliation of the specific line items in adjusted operating expenses, see the section of this press release titled “Reconciliation of GAAP to Adjusted Financial Information.” Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations, and cash flows.

About Houlihan Lokey

Houlihan Lokey (NYSE: HLI) is a global investment bank with expertise in mergers and acquisitions, capital markets, financial restructuring, valuation, and strategic consulting. The firm serves corporations, institutions, and governments worldwide with offices in the United States, Europe, the Middle East, and the Asia-Pacific region. Independent advice and intellectual rigor are hallmarks of the firm's commitment to client success across its advisory services. Houlihan Lokey is ranked as the No. 1 M&A advisor for all U.S. transactions, the No. 1 global restructuring advisor, and the No. 1 global M&A fairness opinion advisor over the past 20 years, according to Thomson Reuters. For more information, please visit www.HL.com.

Contact Information

Investor Relations 212.331.8225 IR@HL.com	OR	Public Relations 212.331.8223 PR@HL.com

Appendix

Consolidated Balance Sheet (Unaudited)
Consolidated Statement of Income (Unaudited)
Reconciliation of GAAP to Adjusted Financial Information (Unaudited)

Houlihan Lokey, Inc.
Consolidated Balance Sheet
(In thousands, except share data and par value)

	December 31, 2017	March 31, 2017
	(unaudited)	(audited)
Assets:
Cash and cash equivalents	$197,178	$300,314
Restricted cash	—	192,372
Investment securities	132,835	—
Accounts receivable, net of allowance for doubtful accounts	33,543	60,718
Unbilled work in process	41,528	57,682
Income taxes receivable	12,492	—
Receivable from affiliates	7,108	10,913
Property and equipment, net of accumulated depreciation	32,171	30,416
Goodwill and other intangibles	721,689	715,343
Other assets	19,074	17,949
Total assets	$1,197,618	$1,385,707
Liabilities and Stockholders' Equity
Liabilities:
Accrued salaries and bonuses	281,080	336,465
Accounts payable and accrued liabilities	36,717	41,655
Deferred income	3,790	3,717
Income taxes payable	—	4,937
Deferred income taxes	25,918	31,196
Forward repurchase liability	—	192,372
Loan payable to affiliate	—	15,000
Loans payable to former shareholders	3,422	5,482
Loan payable to non-affiliate	8,787	12,080
Other liabilities	9,293	12,348
Total liabilities	369,007	655,252
Redeemable Non-Controlling Interest	4,714	3,838

Shareholders' Equity:
Class A common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 26,599,555 and 22,026,811 shares as of December 31, 2017 and March 31, 2017, respectively	27	22
Class B common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 39,291,756 and 50,883,299 shares as of December 31, 2017 and March 31, 2017, respectively	39	51
Treasury stock, at cost; 0 and 6,900,000 shares as of December 31, 2017 and March 31, 2017, respectively	—	(193,572)
Additional paid-in capital	655,108	854,750
Retained earnings	181,999	87,407
Accumulated other comprehensive loss	(13,276)	(21,917)
Stock subscription receivable	—	(124)
Total shareholders' equity	823,897	726,617
Total liabilities and shareholders' equity	$1,197,618	$1,385,707

Houlihan Lokey, Inc.
Consolidated Statement of Income
(Unaudited and in thousands, except share and per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2017	2016	2017	2016
Fee revenue	$258,937	$247,680	$718,611	$614,991

Operating expenses:
Employee compensation and benefits	174,308	164,971	481,112	411,677
Travel, meals, and entertainment	8,034	4,782	19,941	15,927
Rent	7,159	7,012	21,308	20,748
Depreciation and amortization	1,971	2,277	6,120	6,898
Information technology and communications	4,424	4,631	13,666	13,482
Professional fees	4,484	2,783	10,242	8,214
Other operating expenses	3,538	3,401	10,025	10,940
Provision for bad debt	534	1,000	1,513	2,444
Total operating expenses	204,452	190,857	563,927	490,330

Operating income	54,485	56,823	154,684	124,661

Other (income) expense, net	(632)	1,084	(2,338)	2,741
Income before provision for income taxes	55,117	55,739	157,022	121,920

Provision/(benefit) for income taxes	(6,466)	21,759	22,838	47,653
Net income attributable to Houlihan Lokey, Inc.	$61,583	$33,980	$134,184	$74,267

Weighted average shares of common stock outstanding:
Basic	62,552,777	61,104,822	62,338,102	60,941,996
Fully Diluted	66,122,939	66,692,326	66,467,378	66,619,214
Net income per share of common stock:
Basic	$0.98	$0.56	$2.15	$1.22
Fully Diluted	$0.93	$0.51	$2.02	$1.11

Houlihan Lokey, Inc.
Reconciliation of GAAP to Adjusted Financial Information
(Unaudited and in thousands, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2017	2016	2017	2016
Fee revenue	$258,937	$247,680	$718,611	$614,991

Employee Compensation and Benefits
Employee Compensation and Benefits (GAAP)	$174,308	$164,971	$481,112	$411,677
Less/Plus: Adjustments[1]	(9,885)	(6,455)	(22,497)	(19,461)
Employee Compensation and Benefits (Adjusted)	164,423	158,516	458,615	392,216
Less/Plus: Adjustments[2]	3,884	3,717	10,778	9,684
Employee Compensation and Benefits (Adjusted Awarded)	168,307	162,233	469,393	401,900

Non-Compensation Expenses
Non-Compensation Expenses (GAAP)	$30,144	$25,886	$82,815	$78,653
Less/Plus: Adjustments[3]	(1,275)	—	(1,275)	—
Non-Compensation Expenses (Adjusted)	28,869	25,886	81,540	78,653

Operating Income
Operating Income (GAAP)	$54,485	$56,823	$154,684	$124,661
Less/Plus: Adjustments[4]	11,160	6,455	23,772	19,461
Operating Income (Adjusted)	65,645	63,278	178,456	144,122

Other (Income) Expenses, net
Other (Income) Expenses, net (GAAP)	($632)	$1,084	($2,338)	$2,741
Less/Plus: Adjustments[5]	—	—	1,552	—
Other (Income) Expenses, net (Adjusted)	(632)	1,084	(786)	2,741

Provision/(benefit) for Income Taxes
Provision/(benefit) for Income Taxes (GAAP)	($6,466)	$21,759	$22,838	$47,653
Less/Plus: Adjustments[6]	27,163	2,520	40,767	7,631
Provision for Income Taxes (Adjusted)	20,697	24,279	63,605	55,284

Net Income
Net Income (GAAP)	$61,583	$33,980	$134,184	$74,267
Less/Plus: Adjustments[7]	(16,003)	3,935	(18,547)	11,830
Net Income (Adjusted)	45,580	37,915	115,637	86,097

Diluted adjusted net income per share of common stock	$0.69	$0.57	$1.74	$1.29
____________________________
Note: Figures may not sum due to rounding.

1.	Consists of pre-IPO grant vesting, including grants re-awarded following forfeiture, if any (($9,885) in Q3 FY18; ($6,455) in Q3 FY17; ($22,497) in YTD FY18; ($19,461) in YTD FY17).

2.
Reflects (i) the expected vesting of grants that were made in prior year periods that were expensed during the period plus any unvested grants that were forfeited during the period (($14,557) in Q3 FY18; ($6,091) in Q3 FY17; ($30,503) in YTD FY18; ($18,585) in YTD FY17), and (ii) estimated normal year-end grants of deferred stock during the period ($18,441 in Q3 FY18; $9,808 in Q3 FY17; $41,281 in YTD FY18; $28,269 in YTD FY17).

3.	Includes costs associated with Houlihan Lokey's secondary offering of stock (($1,275) in Q3 FY18).

4.	Includes pre-IPO grant vesting, including grants re-awarded following forfeiture, if any, plus costs associated with Houlihan Lokey's secondary offering of stock.

5.
Includes (i) the net gain from the acquisition of the remaining outstanding equity stake of the Australia joint venture ($166 in YTD FY18), and (ii) the reduction of an earnout liability ($1,386 in YTD FY18).

6.
Includes adjustments relating to the following: (i) the tax impact of the Tax Act ($14,230 in Q3 FY18 and YTD FY18); (ii) the tax impact as a result of the adoption of ASU No. 2016-09, Compensation - Stock Compensation due to the acceleration of vesting of share awards in February and October 2017 ($9,448 Q3 FY18 and $18,853 in YTD FY18), and (iii) the tax impact, using the adjusted effective tax rate, of the adjustments described in footnotes 1 and 3 ($3,485 for Q3 FY18 and $2,520 in Q3 FY17; $7,684 in YTD FY18 and $7,631 in YTD FY17).

7.	Consists of the adjustments described above net of the tax impact of described adjustments.